Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. §1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Wave Wireless Corporation (the "Company") on Form 10-QSB for the period ending March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Charles W. Brown, Chief Executive Officer of the Company, and I, T. Scott Worthington, Chief Financial Officer of the Company, certify, to their best knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Charles W. Brown	/s/ T. Scott Worthington
Charles W. Brown	T. Scott Worthington
Chief Executive Officer May 22, 2006	Chief Financial Officer May 22, 2006